EXHIBIT 10.3

PHARMAGEN, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

COMMON STOCK PURCHASE CONSULTING WARRANT

THIS IS TO CERTIFY that, for value received, Bagel Boy Equity Group II, LLC, a Nevada limited liability company, (the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from Pharmagen, Inc., a Nevada corporation (the “Company”) up to Forty Five Thousand Dollars ($45,000) (the “Warrant Principal”) worth of fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) in a cashless exercise transaction by applying the Warrant Principal at the Conversion Price calculated on the date of exercise.

1.           Conversion Price; Limitation on Exercise. The “Conversion Price” shall be shall be the greater of: (i) the Variable Conversion Price (defined below) and (ii) the Fixed Conversion Price (defined below) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 50% multiplied by the Market Price (defined below). “Market Price” means the average of the lowest five (5) Trading Prices (defined below) for the Company’s common stock during the ten (10) Trading Day period ending on the last complete Trading Day prior to the Exercise Date. “Trading Price” means, for any security as of any date, the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) designated by Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by OTC Markets Group, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and Consultant. “Trading Day” shall mean any day on which the Company’s common stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the common stock is then being traded. The “Fixed Conversion Price” shall mean $0.05.

Notwithstanding the foregoing, in no event shall Holder be entitled to exercise any portion of the Warrant if the number of shares of Common Stock issuable upon the exercise of the portion of the Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, provided, further, however, that the limitations on conversion may be waived by Holder upon, at the election of Holder, not less than 61 days’ prior notice to the Company.

If the Company enters into an agreement for the sale of all or substantially all of its assets, or a transaction that will result in the voting control of the Company changing from one party or group of affiliated parties to another party or group of affiliated parties, then the Company agrees to give Consultant sufficient advance notice to exercise his waiver rights hereunder.

2. Exercisability.

This Warrant may be exercised between June 9, 2014 and seven (7) years thereafter, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by a Form of Election to Purchase attached hereto as Exhibit A.

3. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed.

4. Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

5. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

6. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

7. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

9. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

10. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b) the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

11. Transferability. This Warrant may not be transferred or assigned by the Holder without prior approval by the Company, which the Company may withhold in its sole discretion. Notwithstanding the foregoing, the Holder may assign this Warrant to a related entity or trust under common control with Holder upon five (5) business days advance notice to the Company.

12. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

13. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

14. Choice of Law and Venue. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

15. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

16. Attorneys Fees. In the event the Investors or any holder hereof shall refer this Warrant to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its Chief Executive Officer and to be delivered in Silver Spring, Maryland.

Dated: December 9, 2013		Pharmagen, Inc.,
a Nevada corporation

/s/ Mackie A. Barch
		By:	Mackie A. Barch
		Its:	Chief Executive Officer

Acknowledged:

Bagel Boy Equity Group II, LLC

/s/ Richard A. Wolpow
By:	Richard A. Wolpow
Its:	Manager

Exhibit A

Form of Election to Purchase

Date: _________________

PHARMAGEN, INC.
Attn: President

Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by Pharmagen, Inc., a Nevada corporation (the “Company”) pursuant to the Common Stock Purchase Consulting Warrant Agreement between the Company and Bagel Boy Equity Group II, LLC dated December 9, 2013 (the “Warrant Agreement”) and to purchase thereunder ___________ (________) shares of Common Stock of the Company (the “Shares”) by applying a Conversion Price of ____________.

Bagel Boy Equity Group II, LLC
___________________________________
By:	Richard A. Wolpow
Its:	Manager